EXHIBIT 4

AMENDED AND RESTATED NOVARTIS ADS DIRECT PLAN

The Novartis ADS Direct Plan (the “Plan”) as initially adopted as of May 11, 2001 is hereby amended and restated as of March 5, 2009.

Article 1—Definitions

Capitalized terms used in this Plan shall have the meanings set forth in this Article 1.  A pronoun in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

$

References to “$” shall mean the lawful currency of the United States.

Additional Investment

“Additional Investment” shall have the meaning set forth in Section 3.1.

Administrator

The term “Administrator” shall mean the individual, bank, trust company or other entity appointed by Novartis from time to time to act as the Administrator of the Plan.

Account Authorization Form

The term “Account Authorization Form” shall mean the documentation required by the Administrator for enrollment in the Plan or at any other time as the Administrator may require to complete or update Plan records, a form of which is attached hereto as Exhibit A.

ADR

The term “ADR” shall mean an American Depositary Receipt in certificated form evidencing one or more ADSs.

ADS

The term “ADS” shall mean an American Depositary Share of Novartis representing the right to receive the established number of Ordinary Shares, as issued in accordance with the Deposit Agreement.

Bank Account

The term “Bank Account” shall mean an account at any bank, savings or other financial institution for which a Participant has provided an effective Electronic Funds Transfer Instruction to the Administrator.

Board of Directors

“Board of Directors” shall mean the board of directors of Novartis.

Business Day

The term “Business Day” shall mean any weekday on which the Administrator conducts normal business operations, exclusive of U.S. federal banking holidays.

Deposit Agreement

The term “Deposit Agreement” shall mean the deposit agreement among Novartis, the Depositary and the holders of ADSs, as amended, as in effect from time to time.

Depositary

The term “Depositary” shall mean JPMorgan Chase Bank, N.A., as depositary, or any successor then serving as depositary under the Deposit Agreement, and, when referring to the “records of the Depositary,” shall include any Person engaged by the Depositary as a transfer agent or other record keeper.

Deposited Securities

The term “Deposited Securities” as of any time shall mean all Ordinary Shares (or evidence of rights to receive Ordinary Shares) at such time deposited under the Deposit Agreement and any and all other Ordinary Shares, securities, property and cash received at any time by the Depositary or its agent in respect or in lieu of such deposited Ordinary Shares and other Ordinary Shares (or evidence of rights to receive Ordinary Shares), securities, property and cash at such time held under the Deposit Agreement.

Dividend

The term “Dividend” shall mean cash dividends paid on the ADSs.

Dividend Reinvestment

The term “Dividend Reinvestment” shall mean the purchase of ADSs with the Dividends received by the Administrator for Reinvesting Accounts.

Electronic Funds Transfer Instruction

The term “Electronic Funds Transfer Instruction” shall mean the documentation (currently set forth under Section “6” of the Account Authorization Form) that the Administrator shall require to be completed and received prior to taking electronic debits from and/or making electronic credits to a Bank Account.

Exchange Act

The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Independent Agent

The term “Independent Agent” shall mean an agent independent of Novartis and its subsidiaries, who satisfies applicable legal requirements (including without limitation the criteria for an “agent independent of the issuer” as defined in Rule 100 of Regulation M and Rule 10b-18(a) promulgated under the Exchange Act) and who has been selected by the Administrator, pursuant to Section 14.3, to serve as an Independent Agent for purposes of making Open Market purchases and sales of ADSs for the Plan.

Ineligible Funds

The term “Ineligible Funds” shall mean as of any date, with respect to any Initial Investments, Additional Investments and Dividends received or held by the Administrator from or on behalf of any Participant, any portion of such funds which the Administrator is required to pay to such Participant pursuant to Section 3.5 as of such date.

Ineligible Person

The term “Ineligible Person” shall mean a Person whose country of residence, as certified to the Administrator for Plan purposes, is a country other than the United States, its territories and possessions.

Initial Investment

“Initial Investment” shall have the meaning set forth in Section 2.2-1.

Investment Date

The term “Investment Date” shall mean the date selected by the Independent Agent on which ADSs are purchased for the Plan with Initial Investments or Additional Investments.

Market Purchase Price

The term “Market Purchase Price” shall mean the weighted average price per ADS purchased in the Open Market for the Plan on the relevant Investment Date.

Market Sale Price

The term “Market Sale Price” shall mean the weighted average price per ADS sold in the Open Market for the Plan on the relevant sale date, minus the applicable transaction fee and the per ADS amount of commission charged to the subject Plan Account in effecting such sale.

Novartis

“Novartis” shall mean Novartis AG, a company incorporated under the laws of Switzerland.

Novartis Purchase Price

The term “Novartis Purchase Price” shall mean the average of the high and low sale prices per ADS (as published in the Wall Street Journal reports of the New York Stock Exchange Composite Transactions) on the date of the purchase, or, if the New York Stock Exchange is closed on that date, on the next day that the New York Stock Exchange is open.

Open Market

The term “Open Market” shall mean any securities exchange on which the ADSs are traded, the over-the-counter market or negotiated transactions, excluding negotiated transactions with Novartis or its related entities.

Ordinary Shares

The term “Ordinary Shares” shall mean the ordinary shares of Novartis of nominal value CHF 0.5 each, and shall include treasury Ordinary Shares.

Participant

The term “Participant” shall mean any person who has met the requirements of Sections 2.1 and 2.2-1 regarding enrollment and investment and has not revoked such elections.

Payment Date

The term “Payment Date” shall mean the date on which a Dividend is paid.

Person

The term “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate or unincorporated organization residing in the United States, its territories or possessions.

Plan

“Plan” shall mean the Novartis ADS Direct Plan.

Plan Account

The term “Plan Account” shall mean, as to any Participant, the account maintained by the Administrator recording his Plan ADSs and any cash held by the Administrator pending investment for, or payment to, such Participant.

Plan ADSs

The term “Plan ADSs” shall mean, as to any Participant, all ADSs held in such Participant’s name on the records of the Administrator and credited to his Plan Account, regardless of whether evidenced by one or more ADRs or evidenced solely by book-entry on the records of the Administrator.

Prospectus

The term “Prospectus” shall mean the prospectus contained in Novartis’ registration statement filed with the SEC, including any information incorporated by reference into the Prospectus, with respect to the Plan at the time such registration statement becomes effective, or as may be amended or supplemented from time to time thereafter.

Record Date

The term “Record Date” shall mean the date established by the Board of Directors or the Depositary to determine Record ADS Holders for the purpose designated by the Board of Directors, such as entitlement to receive a Dividend.

Record ADSs

The term “Record ADSs” shall mean all ADSs shown on the records of the Depositary as owned by any Record ADS Holder other than the Administrator, in its capacity as Administrator, whether evidenced by ADRs or solely by book-entry on the records of the Depositary.

Record ADS Holder

The term “Record ADS Holder” shall mean the Person whose name and taxpayer identification or social security number, where applicable, are shown on the records of the Depositary as owning ADSs; provided that each Participant shall be deemed a Record ADS Holder with respect to the whole ADSs allocable to his Plan Account on the relevant record date for the purposes of determining voting entitlement in respect of the Deposited Securities represented by such ADSs, as provided in the Deposit Agreement.

Reinvesting Account

The term “Reinvesting Account” shall mean (a) all Plan Accounts other than a Plan Account for which the Participant has expressly elected not to participate in any Dividend Reinvestment, or (b) a Plan Account for which the Participant has not submitted an Electronic Funds Transfer Instruction, or (c) for which the most recently submitted Electronic Funds Transfer Instruction of the Participant is not valid or usable.

Reinvestment Fund

The term “Reinvestment Fund” shall mean the total amount of Dividends allocable to Reinvesting Accounts for a given Payment Date, less applicable withholdings and deductions required by law, and paid to the Administrator on behalf of such Reinvesting Accounts.

SEC

The term “SEC” shall mean the U.S. Securities and Exchange Commission.

Transaction Request

The term “Transaction Request” shall mean the form and/or documentation (including electronic and voice communications acceptable to the Administrator) that the Administrator shall require to be completed and received prior to a Participant’s purchase, gift, sale or transfer of Plan ADSs, the provision of ADRs for ADSs held in book-entry form or termination of Plan participation.

Article 2—Eligibility and Enrollment; Additional Investments

Section 2.1 Eligibility

Any Person, whether or not a Record ADS Holder, may apply to participate in the Plan; subject to Novartis’ right to deny, modify, suspend or terminate participation in the Plan by any Person.  Notwithstanding any other provision of this Plan document, if the applicant is an Ineligible Person, his application will be denied and he will be so advised.

Section 2.2 Enrollment

Section 2.2-1 General Procedure

A Person may elect to participate in the Plan by completing and returning to the Administrator a completed Account Authorization Form, by first class mail, return receipt requested, and (a) in the case of a Record ADS Holder, submitting to the Administrator one (1) or more ADSs in form acceptable to the Administrator, accompanied by such documentation and stock powers as the Administrator may require, or (b) in the case of any other Person, by making an Initial Investment of an amount equal to at least $500 but not to exceed $120,000, by personal check to the Administrator (such initial cash payment is herein referred to as an “Initial Investment”).

Any Person, other than a Participant, who has the authority to direct the voting and/or disposition of ADSs registered on the records of the Depositary, not in his name, but in the name of a third party bank, broker, nominee or trustee may enroll in the Plan by having a minimum of one (1) ADS re-registered in his own name and then following the Record ADS Holder procedure set forth in (a) above, or by following the procedure set forth in (b) above.

Upon receipt by the Administrator of a properly completed Account Authorization Form, and provided that enrollment procedures set forth above have been duly complied with, the Administrator shall establish a Plan Account for the Participant.  Each Participant shall automatically have telephone and internet transaction privileges.

Section 2.2-2 Plan Treatment of Record ADSs

All Record ADSs acquired by a Participant outside of the Plan, before or after the establishment of his Plan Account shall not automatically be treated as Plan ADSs in such Participant’s Plan Account, unless the enrollment procedures set forth in Section 2.2-1 above are met.

Article 3—Additional Investments in ADSs

Section 3.1 Occasional or Ongoing Cash Payments

A Participant may elect to make occasional or ongoing cash payments to the Plan for the purchase of additional Plan ADSs at any time or from time to time by personal check payable to the Administrator or by electronic funds transfer in accordance with Section 3.2 (such optional cash payment is herein referred to as an “Additional Investment”); provided, however, that (i) any personal check must be accompanied by, and any electronic funds transfer must be preceded by, documentation acceptable to the Administrator, and (ii) purchases are not made more than twice a week.  Checks should be made payable in U.S. Dollars and drawn on a United States bank.  A Participant may instruct the Administrator to make such additional investments in writing by mail or online through the website of the Administrator.

Any Participant who elects to make Additional Investments must invest at least $100 for any single investment.  The sum of any Initial Investment plus all Additional Investments made by any Participant in any calendar year shall not exceed $120,000.

Section 3.2 Automatic Monthly Bank Debits

A Participant may elect to have Additional Investments transmitted to the Administrator via monthly electronic bank debits from his Bank Account.  In order to authorize monthly bank debits, the Participant must either complete and return to the Administrator a valid, usable Electronic Funds Transfer Instruction by mail, or authorize the Administrator to make such automatic monthly bank debits online through the website of the Administrator.

The first automatic monthly debit from a Participant’s Bank Account will be initiated within six weeks from the date of the Administrator’s receipt of such Participant’s completed Electronic Funds Transfer Instruction.  The Administrator will not provide confirmation of the monthly debits other than as reflected on the Participant’s Plan Account statement.  You must appropriately notify the Administrator by mail, online through the website of the Administrator or by telephone to change or terminate this automatic debit feature.  A Participant will be required to deliver (by mail or through the Administrator’s website) a new, completed, valid and usable Electronic Funds Transfer Instruction to the Administrator in order to change the Bank Account being debited.  To be effective with respect to a particular Investment Date, a Participant’s request to enroll in, change or discontinue the automatic debit feature must be received by the Administrator at least 15 Business Days prior to the Investment Date.

In the case of ongoing Additional Investments, a Participant’s Bank Account will be debited the fifteenth (15th) day of each month (or, if such day is not a Business Day, on the next Business Day), as directed by the Participant, and invested in ADSs within three (3) Business Days (or if the New York Stock Exchange is closed on that date, on the next day that the New York Stock Exchange is open), subject to any waiting periods required under applicable securities laws or stock exchange regulations.

In the event that at any time the designated electronic transfer route or Bank Account proves unusable for any reason, the Administrator shall so advise the Participant of the failed transmission and of the Administrator’s resulting inability to execute the transaction requested.  In the event that a debit fails because the Bank Account has insufficient funds to cover the requested debit, a separate fee shall be charged to the Participant per published fee schedules, and the Administrator shall so advise the Participant.  The Administrator shall remove from the Participant’s Plan Account any ADSs purchased upon prior credit of such funds, and may sell such ADSs.  The Administrator may sell the ADSs in the Participant’s Plan Account to recover the returned funds fee for each additional cash contribution returned unpaid for any reason and may sell additional ADSs to cover any market loss incurred by the Administrator.

Section 3.3 Pricing

On each Investment Date, the Administrator shall cause an Independent Agent to:

(i)             either purchase in the Open Market the whole number of ADSs; or

(ii)          purchase from Novartis a number of Ordinary Shares to be deposited with the Depositary in order that the whole number of ADSs may be issued,

that is equal to (a) the amount of Initial Investment funds and/or Additional Investment funds received by the Administrator from Participants for investment on the relevant Investment Date, minus any Ineligible Funds, divided by, (b) in the case of Section 3.3(i), the Market Purchase Price or, in the case of Section 3.3(ii), the Novartis Purchase Price, for the relevant Investment Date.

The Administrator shall credit the Plan Account of each investing Participant for such Investment Date the Participant’s proportionate interest in the number of ADSs so purchased.  The total cost incurred by the Plan Account for this purchase will be the Market Purchase Price or the Novartis Purchase Price, as applicable, multiplied by the number of ADSs so credited.

Section 3.4 Source of ADSs

Under the Plan, the Independent Agent may purchase ADSs in the Open Market or purchase Ordinary Shares from Novartis for deposit with the Depository in exchange for ADSs newly issued by the Depositary.  Dividends paid with respect to Reinvesting Accounts, Initial Investments and Additional Investments shall be invested in ADSs purchased in the Open Market or in newly issued ADSs representing Ordinary Shares purchased from Novartis.  Subject to certain regulatory restrictions, Novartis shall determine, from time to time, the source of ADSs used to fulfill requirements under the Plan.

Purchases and sales of ADSs in the Open Market or purchases of newly issued ADSs representing Ordinary Shares purchased from Novartis may be executed upon the terms and subject to the conditions respecting price and delivery as the Independent Agent determines to be appropriate.

Section 3.5 Timing of ADS Purchases

The Administrator shall arrange with the Independent Agent to purchase ADSs for the Plan on each Investment Date.  The Administrator shall cause the Independent Agent to use its best efforts to purchase ADSs for the Plan at least twice a week and to use its best efforts to invest Initial Investments and Additional Investments that are received by the Administrator within three (3) Business Days and to invest the Reinvestment Fund on the relevant Payment Date, except in each case where deferral is necessary to comply with applicable federal or state securities laws.  Any Additional Investments and Initial Investments not invested in ADSs within thirty-five (35) days of receipt by the Administrator, and any Dividends not invested in ADSs within thirty (30) days of the relevant Payment Date, shall be promptly sent by first class mail to the relevant Participants or, in the case of Initial Investments, to the submitting Person at his address of record.

If, less than two (2) Business Days in advance of the Administrator’s scheduled Investment Date, the Administrator receives an instruction to stop all or any portion of an Initial Investment or Additional Investment previously delivered to the Administrator, such funds will be invested in Plan ADSs for the Participant’s Plan Account.  If such request is received two (2) or more Business Days in advance of the Administrator’s scheduled Investment Date, such funds shall not be invested in ADSs and shall be paid, without interest, to the Participant.

Section 3.6 Funds Pending Investment

During the period that an Additional Investment is pending, the Administrator may invest the collected funds at its discretion in certain short-term liquid investments.  The Administrator shall bear the risk of and loss from such investments and shall retain the investment income from such investments.

Article 4—Share Deposit Management

Section 4.1 “Book-Entry” Account

All ADSs purchased by the Administrator for the Plan and all Plan ADSs evidenced by book-entry on the records of the Administrator shall be registered on the records of the Depositary in the name of the Administrator or a nominee selected by the Administrator.

Section 4.2 American Depositary Receipts

A Participant may, at any time or from time to time, request an ADR for all or any number of whole ADSs allocable to his Plan Account by submitting a Transaction Request to the Administrator in writing, or by telephone.  All requests will be processed as promptly as practicable by the Administrator.  The Administrator shall promptly mail the requested ADR(s), registered in the same name as the Participant’s Plan Account, by first class mail to such Participant at his address of record.  If the ADR is to be issued in a name other than the name specified in a Participant’s Plan Account, the signature of the Participant requesting the issuance of the ADR must be guaranteed by a bank or broker participating in the Medallion Guarantee program.  Plan ADSs evidenced by ADRs issued to a Participant shall be registered on the records of the Depositary in the name of the Participant.

Section 4.3 ADR Safekeeping

A Participant may at any time submit ADRs evidencing ADSs for safekeeping by the Administrator by registered mail, return receipt requested, together with written instructions to deposit such ADRs in such Participant’s Plan Account.  ADRs so submitted to the Administrator for deposit to the Plan shall be credited to the Participant’s Plan Account and evidenced by book-entry on the records of the Administrator.

Section 4.4 Deposits of Additional ADSs

After enrollment, a Participant may deposit any number of additional Record ADSs over which he has dispositive authority into his existing Plan Account by transferring such Record ADSs into his Plan Account, accompanied by such documentation and stock powers as the Administrator may require.

After enrollment, a Participant, who has the authority to direct the voting and/or disposition of ADSs registered on the records of the Depositary, not in his name, but in the name of a third party bank, broker, nominee or trustee may deposit additional Record ADSs to his Plan Account by first having the Record ADSs re-registered in his own name and then transferring such Record ADSs into his Plan Account, accompanied by such documentation and stock powers as the Administrator may require.

Article 5—Tracking Your Investments; Account Statements

The Administrator shall send to each Participant an annual written statement reflecting the number of Plan ADSs held in his Plan Account and all Plan Account activity during the relevant calendar year.  After each transaction, the Administrator shall also send written statements to each Participant.  Participants may request duplicate statements for the current or prior calendar year at any time by contacting the Administrator.

Article 6—Shareholder Rights and Privileges

Section 6.1 Participants as Shareholders

Each Participant shall be deemed a Record ADS Holder with respect to the whole ADSs allocable to his Plan Account.

Section 6.2 Communications and Voting

The Administrator shall mail to each Participant notices of meetings, proxy forms and other communications distributed to holders of ADSs.  Each Participant shall be entitled to act as proxy for the Depositary to attend, vote and speak at meetings of Novartis in respect of all Deposited Securities (including Ordinary Shares) represented by the whole ADSs that are allocable to the Plan Account of such Participant as of the relevant record date for the purposes of determining voting entitlement.  Each Participant may attend, vote and speak at such meetings or appoint any other person, including the Administrator or the Depositary, as its substitute proxy to vote on its behalf.  Neither the Administrator nor the Depositary shall exercise any discretion as to voting on behalf of a Participant except pursuant to a valid proxy from such Participant.

Section 6.3 Solicitation

Solicitation of the exercise of Participants’ voting rights under a proxy or consent provision applicable to all beneficial holders of Ordinary Shares shall be permitted.  Solicitation of the exercise of Participants’ tender or exchange offer rights shall also be permitted.  The Administrator shall notify Participants of each occasion for the exercise of their voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised.  Such notification shall include all information distributed to Record ADS Holders regarding the exercise of such rights.

Article 7—Dividends

Section 7.1 Dividend Reinvestment

Absent instructions to the contrary, all Dividends allocable to a Participant’s Plan ADSs will be reinvested in additional ADSs and credited as Plan ADSs to his Plan Account.  A Participant may change his Dividend Reinvestment election by notifying the Administrator by mail, online through the website of the Administrator or by telephone and instructing the Administrator to reinvest all, a portion or none of the Dividends allocable to such Participant’s Plan ADSs.  A Participant’s Dividend Reinvestment instructions will be effective commencing from the following Payment Date; provided that such instructions are received by the Administrator at least two (2) Business Days before the applicable Record Date.

On or before each Payment Date, pursuant to its established practice, the Depositary shall remit to the Administrator the Reinvestment Fund for investment on behalf of Reinvesting Accounts in ADSs purchased pursuant to the Plan.  The Administrator shall cause an Independent Agent to:

(i)             either purchase in the Open Market the whole number of ADSs; or

(ii)          purchase from Novartis a number of Ordinary Shares to be deposited with the Depositary in order that the whole number of ADSs may be issued,

that is equal to (a) the amount of the Reinvestment Fund for the relevant Payment Date divided by (b), in the case of Section 7.1(i), the Market Purchase Price or, in the case of Section 7.1(ii), the Novartis Purchase Price, applicable to the Dividend Reinvestment for the relevant Payment Date.

The Administrator shall credit to each Reinvesting Account the relevant Participant’s proportionate interest in the ADSs so purchased as soon as practicable, and in no event more than 30 calendar days following the Payment Date.  The total cost incurred by the Reinvesting Account for this purchase will be the Market Purchase Price or Novartis Purchase Price, as applicable, multiplied by the number of ADSs so credited.

Section 7.2 Dividend Payment Method

A Participant may elect to have the Dividends allocable to all or a portion of his Plan ADSs sent by electronic funds transfer to his Bank Account by completing, signing and returning to the Administrator a valid, usable Electronic Funds Transfer Instruction or by authorizing such transfer online through the website of the Administrator.  Such election will be initiated within six weeks from the date the Administrator receives your instructions.

A Participant will be required to deliver (by mail or through the Administrator’s website) a new, completed, valid and usable Electronic Funds Transfer Instruction to the Administrator in order to change the Bank Account being credited.  Any such change in Bank Accounts will be effected within three weeks from the date the Administrator receives your instructions for such change.

In the event that the designated electronic funds transfer route or Bank Account identification proves unusable for any reason, the Administrator shall mail a check for the subject Dividend by first class mail to the Participant’s address of record with an advice of the failed transmission and of the resulting inability to execute the deposit of Dividend funds.  Thereafter, until the Participant provides a valid, usable Electronic Funds Transfer Instruction, all Dividends allocable to the subject Plan ADSs shall be reinvested in additional ADSs, and the relevant Plan Account shall be deemed a Reinvesting Account.  Except as described in this Section 7.2, Dividends allocable to Plan ADSs will be paid by check.

Subject to the provisions in Section 7.1, in order to be effective for a particular Dividend, a request to change a Dividend payment method must be received by the Administrator no later than two (2) Business Days before the relevant Record Date.

Section 7.3 Payment of Dividend After Termination of Plan Account

Dividends that are allocable to a Participant’s Plan ADSs after termination of such Participant’s Plan Account will not be reinvested, but will be remitted to the Participant via check by first class mail at his address of record or, where electronic funds transfer was the Dividend payment method under the terminated Plan Account, via electronic funds transfer.

Section 7.4 Record Date and Instructions to Transfer

If (a) the Administrator receives an instruction for the transfer of Plan ADSs on or after a Record Date but before the related Payment Date, or (b) a transfer occurs on or after, a Record Date but before the related Payment Date, any such transfer shall be processed without Dividend rights to the transferee of the shares.  As soon as practicable following the receipt of Dividends allocable to such Plan ADSs, the Administrator shall, in accordance with the transferor Participant’s applicable Dividend payment method, either (a) reinvest the Dividend, or (b) remit the Dividend to the transferor by check by first class mail at his address of record or, where electronic funds transfer was the Dividend payment method under the terminated Plan Account, via electronic funds transfer.

Section 7.5 Record Date and Termination of Plan Participation

If the Administrator receives a request to terminate a Participant’s participation in the Plan and the request is received on or after a Record Date but before the related Payment Date, the termination shall be processed promptly and the Plan ADSs transferred to the Participant as Record ADSs.  As soon as practicable following the receipt of Dividends allocable to the transferred Plan ADSs, the Administrator, in accordance with the terminating Participant’s applicable Dividend payment method, shall arrange to transmit the Dividend to the Participant via check by first class mail at his address of record or, where electronic funds transfer was the Dividend payment method under the terminated Plan Account, via electronic funds transfer.  Record ADSs will not be eligible for Dividend Reinvestment unless and until the Record ADS Holder again enrolls in the Plan.

Article 8—ADS Splits, Split of Ordinary Shares and Other Distributions

In the event of an in-kind distribution of ADSs or a split of ADSs, each Plan Account will be credited with the appropriate number of additional ADSs that represents the subject Participant’s proportionate interest in the ADSs after such in-kind distribution or split.

In the event of an in-kind distribution of Ordinary Shares or split of the Ordinary Shares, the Administrator shall either (i) credit to each Plan Account the appropriate number of ADSs that represents the subject Participant’s proportionate interest in the Ordinary Shares after such in-kind distribution or split, or (ii) cause the subject Participant’s Plan ADSs to represent a proportionate interest in such additional Ordinary Shares that are distributed in connection with such in-kind distribution or split.

In the event a Participant sends a notice of termination or request to sell to the Administrator between the record date and the payment date for an in-kind distribution or split of ADSs, the Administrator shall not process such request until such time as the Participant’s Plan Account has been credited with the appropriate number of ADSs as a result of the in-kind distribution or split of ADSs.

Any ADSs distributed as an in-kind distribution, split of ADSs or as a result of a split of the Ordinary Shares shall be credited to Plan Accounts and evidenced by book-entry on the records of the Administrator.

Any rights distributed in respect of the Ordinary Shares or other Deposited Securities, which are made available to the holders of the ADSs pursuant to the Deposit Agreement, shall be allocated to the Plan Accounts of the respective Participants in proportion to the number of Plan ADSs held in their Plan Accounts.  If any such rights are not made available to the holders of the ADSs and are instead disposed of pursuant to the Deposit Agreement, the proceeds of such disposition shall be allocated among and distributed to the Participants in the same manner.  All communications in respect of such rights shall be distributed to the Participants pursuant to Section 6.2.  The Administrator may establish additional administrative procedures for such rights as may be required.

Article 9—Sales of ADSs

Section 9.1 Sale Requests

A Participant may request, at any time, that all or any number of the ADSs allocable to his Plan Account be sold by calling the Administrator, by delivering to the Administrator a properly completed Transaction Request or by submitting a sale request online through the Administrator’s website.  A Participant may authorize sale instructions by telephone or through the Administrator’s website for a maximum amount, at the then current market value, of $10,000 of ADSs.  Sale instructions in excess of $10,000 must be in writing and must be guaranteed by a bank or broker participating in the Medallion Guarantee program.

The Administrator shall use its best efforts to process a Participant’s sale order on the next Business Day following receipt of a properly completed request.  The Administrator shall not be liable for any claim arising out of a failure to sell ADSs on a certain date at a certain price.

The Administrator shall cause the Independent Agent to sell ADSs allocable to any Plan Account as soon as practicable following the Administrator’s receipt of a direction from a Participant to do so, in accordance with general commercial law, stock transfer requirements and federal and state securities laws.

Section 9.2 Direct Deposit of Sale Proceeds

In the event a Participant submits a Transaction Request to sell all or a portion of the ADSs credited to its Plan Account with the request that the net proceeds be automatically deposited to a bank checking or savings account, the Participant must provide along with such Transaction Request either (i) a voided blank check for a checking account or blank savings deposit slip for a checking account, or (ii) the Participant’s Signature(s), medallion guaranteed by an eligible financial institution for direct deposit.

Section 9.3 Pricing

As soon as practicable following the receipt of proceeds from any resulting sale (but no later than fifteen (15) Business Days following receipt by the Administrator of the sale instructions from the Participant), the Administrator shall mail by first class mail to such Participant at his address of record a transaction notice and a check for the Market Sale Price for the relevant sale date multiplied by the number of ADSs so sold.

Section 9.4 Cancellation of Instructions to Sell

In order to be effective, an instruction canceling or modifying a previously received request to sell Plan ADSs must be received by the Administrator no later than the same Business Day on which the original request was received.

Article 10—Transfers of ADSs

Section 10.1 Transfers to Another Plan Account

A Participant may, at any time, request to transfer to the Plan Account of any Participant (a) any number of Plan ADSs allocable to such Participant’s Plan Account (provided that fractional Plan ADSs may be transferred only in connection with the termination of the transferor’s Plan Account) or (b) any number of Record ADSs over which the transferor Participant has dispositive authority.  All ADSs so transferred shall be credited to the transferee Plan Account and evidenced by book-entry on the records of the Administrator.

A Participant may instruct the Administrator to effect such transfer by forwarding to the Administrator a completed Transaction Request and any other documentation required by the Administrator by mail.  Transfer instructions must be in writing and must be guaranteed by a bank or broker participating in the Medallion Guarantee program.  The Administrator shall deliver a transaction notice to each such transferor and transferee advising of the subject transfer.

Section 10.1-1 Transferee Already a Participant

If the transferee is already a Participant as of the date on which Plan ADSs are to be credited under this Section 10.1 to his Plan Account, the payment of Dividends allocable to such transferred Plan ADSs shall be made according to the method then in effect with respect to the transferee’s Plan Account.

Section 10.1-2 Transferee Not Yet a Participant

If the transferee is not already a Participant as of the date of transfer, the Administrator shall open a Plan Account in the name of the transferee using the information provided by the transferor, and the Administrator shall send the transferee a Prospectus and any related documentation as soon as reasonably practicable.  Such transferee will be required to complete an Account Authorization Form and any other documentation required by the Administrator.  Absent direction to the contrary from the transferee, such transferee’s Plan Account shall be a Reinvesting Account.

Section 10.2 Transfers Outside the Plan

A Participant may request, at any time, that all or any number of Plan ADSs allocable to his Plan Account be withdrawn from the Plan and transferred outside of the Plan, as Record ADSs, to any Person.  A Participant may instruct the Administrator to effect such transfer by forwarding to the Administrator a completed Transaction Request and any other documentation required by the Administrator by mail.  Transfer instructions must be in writing and must be guaranteed by a bank or broker participating in the Medallion Guarantee program.  If the transferee is the Participant or another Participant in the Plan, the Record ADSs must be registered in a different name from that of such Participant’s Plan Account.

The Administrator shall promptly mail by first class mail to such Participant at his address of record evidence of the Record ADSs being transferred as a result of such request.  Fractional Plan ADSs may not be transferred outside the Plan; fractional ADSs will be liquidated in connection with the termination of the transferor’s Plan Account.

Section 10.3 Cancellation of Instructions to Transfer

In order to be effective, an instruction canceling or modifying a previously received request to transfer Plan ADSs must be received by the Administrator no later than the same Business Day on which the original request was received.

Section 10.4 Transfer Requests after a Dividend Payment Date

If a Participant requests to transfer all ADSs in their Plan Account on or after Dividend Record Date, but before the Dividend Payment Date, the Administrator will process such request, however, if such Dividends are subject to reinvestment, the Participant’s Plan Account will not be terminated.  The Participant may receive additional ADSs as a result of the Dividend Reinvestment feature which will require an additional written request for transfer.

Article 11—Termination of Your Account

Section 11.1 Voluntary Withdrawal by Participant

A Participant may request, at any time, that all Plan ADSs allocable to his Plan Account be withdrawn from the Plan and that his Plan Account be terminated.  A Participant may request to terminate his participation in the Plan by mail, online through the Administrator’s website or by calling the Administrator.  Termination requests by a Participant will be processed on the day that such request is received by the Administrator or on the next Business Day. If a Participant’s request to terminate its participation in the Plan is received by the Administrator on or after a Dividend Record Date, but before the Dividend Payment Date, such Participant’s termination will be processed as soon as practicable, and a separate Dividend check will be mailed the Participant.  Future Dividends will be paid in cash, unless the Participant rejoins the Plan.

If a Participant requests to terminate his participation in the Plan,  unless otherwise instructed, a Participant’s ADSs will remain registered on the book-entry system of the Depositary.  Fractional Plan ADSs will be liquidated, and a check for their cash value, determined by proration of the Market Sale Price for the relevant sale date multiplied by the number of ADSs sold, will be remitted to the Participant by first class mail at his address of record, together with evidence of the number of whole ADSs previously allocable to such Plan Account.  A Participant may also request that the Administrator transfer the ADSs in the Participant’s Plan Account to the Participant’s brokerage account or that the Administrator provide the Participant with an ADR representing any whole number of ADSs in the Participant’s Plan Account. Service changes and brokerage commissions will apply for the liquidation of a Participant’s fractional ADSs.

Section 11.2 Termination of a Plan Account by the Administrator

The Administrator may terminate a Participant’s participation in the Plan if they do not own at least one ADS held through the Plan. Novartis also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent Novartis deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If a Participant’s participation in the Plan is terminated, all of such Participant’s whole ADSs will remain registered on the book-entry system of the Depositary, converted to direct registration and such Participant will receive a cash payment, less any applicable brokerage commissions and service charges, for any fractional ADS credited to the Participant’s account as of the date of termination.

Section 11.3 Sale of ADSs Upon Plan Account Termination

In the event that a Participant advises the Administrator of his desire to sell or transfer all or a portion of the ADSs allocable to his Plan Account upon the termination of his Plan Account (whether by the Administrator or voluntarily by the Participant), he may do so pursuant to the relevant provisions of Article 9 or Article 10.

Article 12—Investment Procedures and Accounting

Section 12.1 Commingling of Assets

For the purpose of making, or causing to be made, purchases and sales of ADSs for the Plan, the Independent Agent shall be entitled to commingle a Participant’s funds or the ADSs held on behalf of a Participant with the funds or ADSs, respectively, held on behalf of all other Participants.

Section 12.2 No Interest

No interest shall be paid on (a) Initial Investments, Additional Investments or Reinvestment Funds held pending investment or return to the relevant Participant or submitting Person, as the case may be, or (b) sale proceeds pending payment to the relevant Participant.

Section 12.3 Interrupted Investment Activity

In the event that any securities exchange upon which ADSs are traded shall be closed for more than two (2) consecutive Business Days and this closure impairs or precludes the Administrator’s ability to comply with the purchase and sale requirements set forth above, the timing requirements of Section 3.5 and Article 9 shall be waived for the period of such closure, and the Administrator shall resume its investment activities for the Plan promptly upon the reopening of such exchange.

Section 12.4 Fractional Plan ADSs

Fractional Plan ADSs shall in all cases be evidenced solely by book-entry on the records of the Administrator.  Fractional Plan ADSs will not have voting rights but will accrue Dividends on a proportionate basis.  Fractional Plan ADSs will not be liquidated except upon termination of a Plan Account (whether by the Administrator or voluntarily by the Participant) or the termination of the Plan.  Upon such termination, a check for the value of the fractional Plan ADSs determined by proration of the Market Sale Price for the relevant sale date multiplied by the number of ADSs sold, minus applicable withholdings and deductions as may be required by law, will be remitted to the Participant by first class mail at his address of record.

Section 12.5 Telephone Calls

In the interests of security and quality control, telephone calls between any Person or Participant and the Administrator or Novartis may from time to time be recorded.

Article 13—Plan Administration

Section 13.1 Rules and Regulations

The Administrator may from time to time adopt such administrative rules and regulations concerning the Plan as it deems necessary or desirable for the administration of the Plan.  Novartis shall have the power and authority to interpret the terms and the provisions of the Plan and shall interpret and construe the Plan and reconcile any inconsistency or supply any omitted detail in a manner consistent with the general terms of the Plan and applicable law.

Section 13.2 Costs

All brokerage fees and expenses associated with establishing Plan Accounts, ADS purchases, costs of mailings materials and administration of the Plan shall be paid by Novartis.  Brokerage commissions on sales, applicable taxes and certain other Plan fees and charges incurred in connection with transactions under the Plan shall be borne by the Participants, pursuant to a fee structure adopted by Novartis from time to time and described in the Prospectus and/or related marketing documentation.  Novartis may change the fees and expense structure of the Plan at any time and from time to time upon thirty (30) calendar days’ prior notice to Participants.

Section 13.3 No Control

All purchases and sales of ADSs shall be made in accordance with the terms and conditions of the Plan.  None of Novartis, the Administrator (unless it is an Independent Agent) or any Participant shall have any authority or power to direct the time or price at which ADSs may be purchased or sold or the markets on which such shares are to be purchased or sold (including on any securities exchange, in the over-the-counter market or in negotiated transactions).  In addition, neither Novartis nor the Participant shall have any authority or power over the selection of the broker or dealer through or from whom transactions may be made. The Administrator will furnish the name of the independent broker or dealer, including any affiliated broker, utilized in ADS transactions within a reasonable period of time upon written request from the Participant. The independent broker or dealer may be an affiliate of the Administrator.

Section 13.4 Modification or Termination of the Plan by Novartis

Novartis may at any time and from time to time upon thirty (30) calendar days’ prior notice to Participants, at its sole option, modify, amend or terminate the Plan, in whole, in part or in respect of Participants in one or more jurisdictions; provided, however, no such amendment shall result in a distribution to Novartis of any amount credited to the Plan Account of any Participant.

Upon complete termination of the Plan, the ADSs held in the Plan Accounts of each Participant (or in the case of partial termination of the Plan, the Plan Accounts of each affected Participant) shall be transferred to the Participants as Record ADSs.  The Administrator shall send each affected Participant prior written notice of such Plan termination or Plan Account termination and of the transfer of Plan ADSs to the Participants as Record ADSs.  Fractional Plan ADSs shall be liquidated, and their cash value as determined by proration of the Market Sale Price for the relevant sale date multiplied by the number of ADSs sold, minus applicable withholdings and deductions as may be required by law, will be remitted to the Participant by first class mail at his address of record.  Dividends paid thereafter on Record ADSs shall be transmitted via check or, where electronic funds transfer was the Dividend payment method for the terminated Plan Account, via electronic funds transfer to the affected Participant.

Section 13.5 Sale Upon Plan Termination

In the event that a Participant advises the Administrator of his desire to sell or transfer all or a portion of the ADSs allocable to his Plan Account upon termination of the Plan, as a whole or in part, he may do so pursuant to the relevant provisions of Article 9 or Article 10.

Article 14—Administrator; Independent Agent; Nominee

Section 14.1 Selection of an Administrator

The Administrator shall be appointed by Novartis, which appointment may be revoked by Novartis at any time.  The Administrator may resign at any time upon 180 days’ notice to Novartis.  In the event that no Administrator is appointed, Novartis shall be deemed to be the Administrator for purposes of the Plan.  JPMorgan Chase Bank, N.A. shall be the current Administrator.  The appointed or elected officers of Novartis shall make such arrangements regarding compensation of the Administrator and reimbursement of expenses as they may from time to time deem reasonable and appropriate.

Section 14.2 Authority and Duties of Administrator

The Administrator shall have the authority and responsibility to control and manage aspects of the operation and administration of the Plan that are denoted herein as its responsibility and such other aspects of operation and administration of the Plan as may be determined by Novartis from time to time.  The Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan, but in no event shall the Administrator vote or dispose of shares except at the direction of Participants or as otherwise expressly provided in the Plan.  Notwithstanding any other provision of the Plan, the Administrator shall not be liable for its inability to buy or sell ADSs on behalf of the Plan as a result of the closure of one or more of the markets on which the ADSs are traded.

Section 14.3 Selection of Independent Agent

The Independent Agent serving in such capacity pursuant to the Plan shall be selected by the Administrator.  The Administrator may serve as the Independent Agent, provided that it meets the requirements set forth in the Plan definition of Independent Agent.  The Administrator shall make arrangements and enter into agreements with the Independent Agent in connection with the activities contemplated by the Plan.

Section 14.4 Authority and Duties of Independent Agent

The Independent Agent shall have the authority and responsibility to control and manage the aspects of the operation and administration of the Plan which are denoted herein as its responsibility and as may be determined by the Administrator from time to time.  The Independent Agent shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out its responsibilities under the Plan.

Section 14.5 Selection of Nominee

Plan ADSs evidenced by book-entry on the records of the Administrator shall be registered on the records of the Depositary in the name of the Administrator or a nominee selected by the Administrator; provided that each Participant shall be deemed a Record ADS Holder with respect to the whole ADSs allocable to his Plan Account on the relevant record date for the purpose of determining voting entitlement in respect of the Deposited Securities represented by such ADSs, as provided in the Deposit Agreement.  Any nominee selected by the Administrator must be a Person controlled by the Administrator, with no other duties or responsibilities except to serve as nominee for the Plan ADSs so registered.

Section 14.6 Authority and Duties of Nominee

Any nominee used by the Administrator to serve as the Record ADS Holder of any ADSs shall take no action except at the direction of the Administrator and shall have no independent authority or responsibility with respect to such shares.  In no event shall a nominee have the right to vote or to dispose of the ADSs registered in its name, except upon receipt of proper instruction from the Administrator reflecting actions directed by Participants in accordance with their rights under Sections 6.1 and 6.2 or as otherwise expressly provided in the Plan.

Article 15—Miscellaneous Provisions

Section 15.1 Governing Law

The Plan shall be construed, regulated and administered under the laws of the State of New York.

Section 15.2 Agreement by Participants

Each Participant, as a condition of participation herein, for himself, his heirs, devisees, legatees, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of the Plan and any subsequent amendments hereto and all actions of Novartis, the Administrator and the Independent Agent hereunder.

Section 15.3 Headings

The headings and subheadings in this instrument are inserted for convenience and reference only and are not to be used in construing the Plan or any provision thereof.

Section 15.4 Absence of Guarantee

None of Novartis, the Administrator, the Independent Agent or their subsidiaries, directors, officers, affiliates, employees or agents in any way (a) guarantees the Plan against loss or depreciation nor the payment or amount of any future Dividends on ADSs or (b) shall be liable to any Participant with respect to the price or performance of the ADSs held for the Plan unless otherwise required by law.

Section 15.5 Liability

The Administrator may engage agents, subcontractors or attorneys-in-fact in connection with its operation of this Plan, provided the same are selected with reasonable care. Provisions herein that refer to the Administrator shall also refer to its agents.

The Administrator is acting solely as agent for Novartis and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Administrator undertakes to perform such duties and only such duties as are expressly set forth in the Plan, to be performed by it, and no implied covenants or obligations should be read into this Plan against the Administrator.

None of Novartis, its subsidiaries, the Administrator or the independent broker or dealer shall be liable in connection with the operation of this Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claims for liability:

•      arising out of failure to terminate a Participant’s participation in the Plan upon the Participant’s death prior to receipt of written notice of death from an appropriate fiduciary;

•      with respect to the prices or times at which ADSs are purchased or sold for any Participant’s account. The Administrator will have no responsibility for the market value of ADSs held in the name of a Participant;

•      arising from the act or omission to act by any broker or dealer appointed by the Administrator to effect any purchases or sales of ADSs.

In the absence of negligence or willful misconduct on its part, neither the Administrator nor Novartis, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of their respective duties herein. In no event shall the Administrator or Novartis be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Administrator or Novartis has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action under the Plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

Neither the Administrator nor Novartis shall be responsible or liable for any failure or delay in the performance of their respective obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Administrator agrees to use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.6 No Assignment

Plan ADSs evidenced by book-entry on the records of the Administrator may not be assigned or pledged.

Section 15.7 Notices

Any notice or certificate that by any provision of the Plan is required to be given by the Administrator or Novartis to the Participant shall be in writing and shall be deemed to have been sufficiently given for all purposes by being deposited postage prepaid in a post office letter box addressed to the Participant at his or her address as it last appeared on the Administrator’s records.

Any notice, instruction, request or election that by any provision of the Plan is required or permitted to be given or made by the Participant to the Administrator shall be addressed as follows:

If in writing, to:

Novartis ADS Direct Plan

JPMorgan Chase Bank, N.A.

P.O. Box 64503

Saint Paul, MN 55164-0503

Certified or overnight mail should be sent to:

Novartis ADS Direct Plan

JPMorgan Chase Bank, N.A.

161 North Concord Exchange

South Saint Paul, MN 55075-1139

JPMorgan Service Center 1-877-816-5333

7:00 a.m. - 7:00 p.m., Central Standard Time, Monday through Friday (except holidays)

If by e-mail through the Administrator’s website at www.adr.com/shareholder.

Initial Effective Date of the Plan: May 11, 2001

Effective Date of the Amended and Restated Plan: March 5, 2009

EXHIBIT A

Account Authorization Form
CUSIP # 66987V 10 9
1-877-816-5333 or outside the U.S. 1-651-453-2128
Is this account for an existing shareholder of the Novartis ADS Direct Plan?
Account Number:

☐ NO – Please begin by completing Section 1 below.

☐ YES – Please print your account number to the right. Do NOT complete Section 1.

1. Account Registration Complete only one section. Print clearly in CAPITAL LETTERS.

A. INDIVIDUAL OR JOINT ACCOUNT – Owner’s Name

Owner’s Social Security Number (used for tax reporting)		Owner’s Date of Birth	Month		Day		Year
—	—			/		/

Joint Owner’s Name The account will be registered “Joint Tenants with Rights of Survivorship” unless restricted by applicable state law or otherwise indicated.

☐ Joint Tenants with rights of survivorship	☐ Tenants in common	☐ Tenants by entirety	☐ Community property

Joint Owner’s Social Security Number		Joint Owner’s Date of Birth	Month		Day		Year
—	—			/		/

FOR TRANSFER ON DEATH REGISTRATION (TOD) ONLY — Beneficiary name Beneficiary cannot be Owner or Joint Owner.

B. GIFT TRANSFER TO A MINOR

Custodian’s Name

Minor’s Name

Minor’s Social Security Number (required)		Minor’s Date of Birth	Month		Day		Year	Custodian/Minor State
—	—			/		/

C. TRUST — Trustee: Individual or Organization Name

and Co-trustee’s Name, if applicable

Name of Trust

For the Benefit of

Trust Taxpayer Identification Number		Date of Trust	Month		Day		Year	Situs State
—	—			/		/

D. ORGANIZATION OR BUSINESS ENTITY Check one: ☐ Corporation ☐ Partnership

Name of Entity

Employer Identification Number                        —

1H                                 DP                                0408                        N181

2. Address If you are a current shareholder complete ONLY if your address has changed.

Mailing address (including apartment number) You may also complete this section online by going to www.adr.com.

City	State	Zip
—

For mailing address outside the U.S.:
Country of residence	Province	Routing or postal code

3. Dividend Reinvestment You may also complete this section online by going to www.adr.com.

You may choose to reinvest all or part of the dividends paid on your Novartis American Depositary Shares. Select only one option. If no option is selected JPMorgan Chase Bank, N.A. will automatically reinvest all your dividends. For each of the reinvestment options below you may make optional cash investments at any time.

☐ FULL DIVIDEND REINVESTMENT (Internal use only — RD)

I wish to reinvest all dividends from shares held in physical certificate form registered in my name including book-entry (DRS) shares and all dividends from shares held in my Plan account.

☐ PARTIAL DIVIDEND REINVESTMENT (Internal use only — RX%)

I wish to reinvest only a portion of dividends from shares held in physical certificate form registered in my name including book-entry (DRS) shares and from shares held in my Plan account. Please check the percentage of dividends to reinvest. The remaining percentage will be paid in cash.

☐	☐	☐	☐	☐	☐	☐	☐	☐
10%	20%	30%	40%	50%	60%	70%	80%	90%

☐ CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT) (Internal use only — RP)

I wish to have all dividends from shares held in physical certificate form registered in my name including book-entry (DRS) shares and all dividends from shares held in my Plan account paid directly to me in cash.

4. Safekeeping

Common stock certificates deposited for safekeeping in your account must be in the same registration as your Plan account.

TOTAL NUMBER OF CERTIFICATES ENCLOSED	TOTAL NUMBER OF SHARES

5. Cash Purchase (Make checks payable to Shareowner Services)

☐	As a CURRENT registered shareholder I wish to make an additional investment. Enclosed is my check for $ (minimum of $100.00/maximum of $120,000.00 per year).	☐

As a NEW INVESTOR I wish to enroll in the Plan by A) making an initial investment of $                 (minimum of $500.00/maximum of $120,000.00) (I have enclosed my check for the initial investment.) and/or B) signing up for automatic deductions from my bank account (complete Section 6). For both A & B above YOU MUST COMPLETE Sections 1, 2, 3, 5 & 7.

6. Bank Authorization Agreement You may also complete this section online by going to www.adr.com.

☐ AUTOMATIC ADDITIONAL INVESTMENT

FOR CURRENT SHAREHOLDERS: I (We) hereby choose to make additional investments in Novartis American Depositary Shares by authorizing automatic monthly deductions of $                             (minimum of $100.00/maximum of $120,000.00 per year) from my (our) bank account. (Please complete the Bank Account Information section below.)

FOR NEW INVESTORS: I (We) hereby choose to initiate my (our) investment in Novartis American Depositary Shares by authorizing automatic monthly deductions of $                               (minimum of $100.00/maximum of $120,000.00 per year) from my (our) bank account. (Please complete the Bank Account Information section below.) I have enclosed my check for at least $500.00 to cover the first optional cash investment made payable to Shareowner Services.

Upon receipt of this form, properly completed, JPMorgan Chase Bank, N.A. will contact your bank to deduct the amount indicated from your bank account each month. JPMorgan Chase Bank, N.A. will invest in Novartis American Depositary Shares beginning on the next Investment Date after your account is debited. Such deductions and investments will continue monthly until you notify JPMorgan Chase Bank, N.A. to change or discontinue them. Should your bank account contain uncollected funds to cover the authorized deduction, no deduction or investment will occur. In such event, you will be charged a fee by JPMorgan Chase Bank, N.A.

I (We) hereby authorize JPMorgan Chase Bank, N.A. and the bank or financial institution indicated below to deduct from my (our) bank account and apply amounts so deducted to the purchase of Novartis American Depositary Shares under the account designated. The authority remains in effect until I (we) cancel.

Automatic Cash Withdrawal and Investment (ACH)

To have your cash investment automatically withdrawn from your checking or savings account each month, provide the information requested below.

Diagram of Sample Bank Check

Your Name 123 Your Street AnyTown, ST 12345-9999	Date	1001

Pay to the Order of	***VOID***	$

		Dollars

Your Bank’s Name
123 Your Bank’s Street
AnyTown, ST 12345-9999

|:091000019|:	123456789123	1001

Bank ABA/Routing	Bank Account	Check
Number	Number	Number

☐	Please discontinue my (our) automatic monthly investments. (Remember to have all owners sign the form.)

☐	I would like to change the amount withdrawn from my (our) bank account each month. (Fill out the Bank Authorization Agreement portion of this section and have all owners sign the form.)

Your Bank Account Information

☐	Checking Account — Enclose a voided check for verification	Bank of Financial Institution ABA/Routing Number* Number ALWAYS begins with 0, 1, 2, or 3	Bank or Financial Institution Account Number

☐	Savings Account — Enclose a deposit slip for verification

Name of Bank or Financial Institution

*Please contact your bank or financial institution to verify your ABA/Routing Number. Electronic withdrawals can only be made from banks or financial institutions operating in the United States. All withdrawals must be made in U.S. funds.

7. Account Authorization Signature/Form W-9 Request for Taxpayer Identification Number and Certification (required)

By completing and signing this form, I (we) certify that I (we) have received and read the Novartis ADS Direct Plan Prospectus and hereby request that, for new shareholders, the above account be enrolled in the Plan, or, for current shareholders, the above account be modified to reflect all the elections made above. I (we) understand that participation is subject to the terms and conditions of the Plan as set forth in the prospectus and that enrollment may be discontinued at any time by automated service or by written notice to JPMorgan Chase Bank, N.A. I (we) further understand that all dividends paid on the shares registered in my (our) name and held in my (our) Plan account will be reinvested or paid in cash as selected above. I (we) hereby authorize JPMorgan Chase Bank, N.A. to apply dividends, if applicable, and any investments I (we) may make to the purchase of shares under the Plan.

Backup Withholding — The Internal Revenue Service (IRS) requires us to withhold taxes for the applicable rate of federal backup withholding for U.S. persons without a Taxpayer Identification Number or without a “certified” number. This withholding of tax is called Backup Withholding and may be applied to disbursements for interest, dividends, broker and barter exchange transactions, royalties, etc. Supplying us with your correct Taxpayer Identification Number (TIN) associated with the account on the 1st page of this form, along with the appropriate signature will generally allow you to receive your payments without being subject to backup withholding. Failure to supply your TIN, or supplying us with an incorrect TIN could result in a penalty being assessed by the IRS.

Certification — Under penalties of perjures, I certify that: The social security number or Employer Identification number filled out on the 1st page of this form is my correct taxpayer identification number; I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, or (c) the IRS has notified me that I am no longer subject to backup withholding; and I am a U.S. person (including a U.S. resident alien).

Notification of Backup Withholding

☐

I have been notified by the Internal Revenue Service (IRS) that I am currently subject to backup withholding as a result of a failure to report all interest and dividends on my tax return. I understand that marking this box will result in backup withholding on any disbursements made to this account.

This form must be signed and dated as acceptance for proper certification or it will be returned to the requestor.

MY (OUR) SIGNATURE(S) BELOW INDICATE(S) I (WE) HAVE READ THE NOVARTIS ADS DIRECT PLAN PROSPECTUS AND AGREE TO THE TERMS THEREIN AND HEREIN. IMPORTANT: ALL JOINT OWNERS MUST SIGN.

Signature of Owner	Date (month, day, year)

Signature of Joint Owner (if applicable)	Date (month, day, year)

Alternatively you may enroll online at www.adr.com

Mail completed form to:
JPMorgan Chase Bank, N.A.
Novartis ADS Direct Plan
P.O. Box 64503 St. Paul, MN 55164-0503

ELECTRONIC FUNDS TRANSFER AUTHORIZATION

PLEASE COMPLETE THE INFORMATION BELOW FOR
ELECTRONIC DEPOSIT OF DIVIDENDS
AND/OR
AUTOMATIC MONTHLY ELECTRONIC DEDUCTIONS

PLEASE PRINT ALL ITEMS:

1.               Type of Electronic Funds Transfer (you may select either one or both options below):

☐ Electronic Deposit of Dividends

☐ Automatic Monthly Electronic Deductions – Amount of Monthly Deduction

Date of Deduction: the 15th of each month

(if the 15th falls on a non-business day, the deduction will be made on the following business day).

2.               Type of Account: ☐ Checking                             ☐ Savings

Bank Account Number (see example below)

Name on Bank Account (see example below)

Financial Institution (see example below)

Branch Name

Branch Street Address

Branch City, State and Zip Code

3.               ABA Number (see example below)

Please enclose a copy of a VOIDED check or a savings deposit slip to verify banking information.

I (We) hereby authorize the plan administrator, JPMorgan Chase Bank, to make electronic deposits of dividends to the checking or savings account indicated and/or to make automatic monthly electronic deductions from said account in the amount stated, which will be used to purchase additional ADSs of Novartis for deposit into my (our) Novartis ADS Direct Plan Account.

Signature(s)

Date:	Daytime Phone Number:

Name on Bank Account	JOHN A. DOE MARY B. DOE 123 YOUR STREET		, 20	03-050
	ANYWHERE, U.S.A. 12345			870

	PAY TO THE ORDER OF JPMorgan Chase Bank – Novartis		$

DOLLARS

Financial Institution and Branch Information	First National Bank of Anywhere 123 Main Street Anywhere, U.S.A. 12346

	For		SAMPLE (NON-NEGOTIABLE)
	☐0760C011☐	123456789
	ABA Number	Bank Account Number

U-2981 (6-04) back

NYDOCS01/765183.11